UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2013

ODENZA CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54301	NONE
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No.45, 47 & 49, Jalan USJ 21/11,

47630 UEP Subang Jaya,

Selangor Darul Ehsan, Malaysia

 (Address of Principal Executive Offices)

(603)-8023 6868, (603)-8023 3993

(Registrant’s telephone number)

126 Station Street

Newtown, NSW 2042, Australia

 (Former Name or Former Address

if Changed Since Last Report)

Copy of all Communications to:

Weld Asia Financial Consulting Limited

9/F., Kam Chung Commercial Building,

19-21 Hennessy Road, Wanchai,

Hong Kong

(852) 3111 7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

A. Previous Independent Accountants

On April 12, 2013, the Board of Directors of ODENZA CORP., (the “Registrant”) terminated the service with the Registrant’s Auditor, PLS CPA, a professional corporation. PLS CPA audited the Registrant’s financial statements for the fiscal year ended January 31, 2012.

B. New Independent Accountants

On April 12, 2013, the Registrant formally engaged WELD ASIA ASSOCIATES (“Weld Asia”) as its independent registered public accountants.

No consultations occurred between the Registrant and Weld Asia during the period commencing February 1, 2011 and ending April 12, 2013, regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered regarding the Registrant’s financial statements, or other information provided that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event requiring disclosure pursuant to Item 304(a)(1)(iv) of Regulation S-K.

The appointment of Weld Asia as the Registrant’s new certifying independent accountant was approved by the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2013

ODENZA CORP

/s/ TAN SRI BARRY GOH MING CHOON
TAN SRI BARRY GOH MING CHOON
Chief Executive Officer, President and Chairman